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Exhibit 10.17

TERM APPOINTMENT AGREEMENT

APPOINTMENT AGREEMENT

        THIS APPOINTMENT AGREEMENT, dated as of April 1, 2004 (this "Agreement"), is between JAMDAT Mobile (Japan) Inc., a Japanese KK having its principal place of business at Residence Bains Douches Minami Aoyama 801 Minato-Ku Tokyo, 107-0062 Japan (the "Company"), and Toshi Iwata (the "Executive").

        For good and valuable consideration, the Company and the Executive agree as follows:

        1.     The Company hereby appoints the Executive, and the Executive hereby accepts appointment, as the Representative Director of JAMDAT Mobile (Japan) Inc., a subsidiary of JAMDAT Mobile Inc., a Delaware corporation (the "Parent"). The Executive will render his services exclusively to the Company and will not undertake any other appointment, employment or business without the prior written consent of the Parent. The Executive will perform his duties with the utmost good faith and integrity.

        2.     This Agreement is hereby concluded for a fixed term of one (1) year effective as of the date hereof. This Agreement may be renewed for two (2) additional periods of one (1) year each, at the sole discretion of the Board (as hereinafter defined), by transmitting a written notice of renewal to the Executive at least thirty (30) days prior to the expiry date.

        3.     The Executive shall report to the Board of Directors of the Company (the "Board"), or as otherwise directed by the Board.

        4.     (a) The Executive shall perform the duties and exercise the powers and functions in relation to the business of the Company which may from time to time be vested in or assigned to him by the Board. Without limiting the foregoing, the Executive shall be responsible for the overall operation and management of the Company and its business. The Executive shall formulate and implement the business strategies of the Company in consultation with the Parent, including without limitation, product development, distribution, sales, marketing and operational strategies. The Executive shall be responsible for all aspects of managing the Company's business, including without limitation, the management of its employees, vendors, partners, customers and consultants. The Executive will protect the intellectual property of the Company by guarding against unnecessary and dangerous disclosure, especially to competitors. The Executive shall perform such other services related to the operation and management of the Company and its business as the Board of Directors shall direct.

          (b)   The Executive shall work at the Company's principal place of business or at such other location as the Board may in its sole discretion approve in writing. The Executive shall devote his full business time and effort to the business and efforts of the Company.

        5.     (a) The Company and the Executive agree that the Company may terminate the Executive for Cause (as defined below) at any time and without prior notice. For purposes of this Agreement, "Cause" means any of the following acts or omissions on the part of the Executive: any act of dishonesty, any disclosure of confidential information, negligence or misconduct, failure to perform duties to the standards required by the Company or neglect of his duties under this Agreement as determined in the Company's sole and absolute discretion, any illegal act, drug, alcohol or other substance abuse, or any act or omission which has an adverse effect on Company's reputation or business operations.

          (b)   The Company may terminate this Agreement at any time without "cause". In the event of termination without "cause", the Executive will be paid, in accordance with the Company's regular pay schedule, severance pay equal to six (6) months' base salary (as of the date of termination under this Agreement), but no severance pay shall be paid or payable to the Executive in the event the Company terminates this Agreement for any reason on or prior to October 1, 2004.

          (c)   The Company and the Executive also agree that the Executive may resign at any time on two weeks prior written notice and no severance pay of any kind will be due to the Executive from the Company in such event.

        6.     (a) The Company shall pay the Executive an annual base salary of ¥18,000,000, payable in substantially equal amounts every month or at such other regular intervals as the Company may establish from time to time. Executive will also be eligible to participate in the Company's benefits program. The Executive shall not be entitled to overtime compensation. At the sole discretion of the Parent, Executive may be entitled to participate in the Parent's equity incentive plan, on such terms as the Parent and Executive shall mutually agree. Any such participation in the equity incentive plan shall be evidenced by separate written agreement between the Parent and the Executive, and nothing contained herein shall be construed as a promise or obligation on the part of the Parent to allow any such participation on the part of the Executive.

          (b)   The Company will make legally required deductions and other deductions from the annual base salary described in the preceding paragraph for income tax, social security and other taxes and benefit program contributions.

          (c)   The Company and Parent shall jointly and severally indemnify and hold harmless the Executive from any claims, demands, causes of action, damages, costs, expenses, penalties, losses and liabilities ("Claims") incurred or to be incurred by the Executive under the guaranty entered into by the Executive in his personal capacity guaranteeing the obligations of the Company under the real property lease governing the Company's principal place of business; provided that the Company and the Parent shall not be liable under this indemnification for any Claims that are the result of the gross negligence or willful misconduct of the Executive; and provided further, that the Company and Parent may participate in the defense of a Claim on an equal basis at each of its own expense.

        7.     The Executive shall be entitled to paid vacation in accordance with the Rules of Employment established for JAMDAT Mobile (Japan) Inc. (which shall accrue ratably during each calendar year). Accrued, untaken vacation days from one calendar year shall carry over to the next succeeding calendar year, but vacation accruals may not at any time exceed twice the Executive's annual vacation entitlement. Once this maximum is reached, all further vacation accruals will cease until such time as vacation is taken and Executive's outstanding vacation accrual falls below the maximum allowable accrual. The Executive shall not be permitted to take vacation within the first 120 days of this Agreement.

        8.     The parties hereto acknowledge and agree that, during the term of this Agreement and in the course of the discharge of his duties, the Executive shall have access to and become acquainted with confidential information concerning the operation of the Company including, without limitation, operating procedures and trade secrets of the Company, and financial, personnel, sales, planning and other information that is owned by the Company and regularly used in the operation of the Company's business and that this information constitutes trade secrets of the Company. The Executive agrees that he shall not disclose any such confidential information, directly or indirectly, to any other person or use such confidential information in any way, either during the term of this Agreement or at any other time thereafter, except as is required in the course of his duties pursuant to this Agreement. On or prior to the Executive's execution and delivery of this Agreement, the Executive shall execute and deliver a proprietary information and inventions agreement substantially in the form attached hereto as Exhibit A.

        9.     During the term of this Agreement, the Executive shall devote his entire efforts to the business and affairs of the Company and do his utmost to promote the Company's interests.

        10.   On a worldwide basis, the Executive shall neither, during the period of his appointment (except in the proper performance of his duties), nor at any time during the period of twelve (12) months after the termination thereof:

          (a)   directly or indirectly, whether on the Executive's own account or as agent, partner, director, consultant or employee of any other person, whether paid or unpaid, support, participate, be engaged or be interested or concerned in the same or similar line of business as that held by him in the Company and, in the case of termination of appointment, during the twelve (12) months immediately preceding the termination of the employment with the Company; or

          (b)   assist anyone else to hire any employee of the Company and/or its affiliates or seek to persuade any employee of the Company and/or its affiliates to discontinue employment or to become employed in any business which is directly or indirectly in competition with the business of the Company and/or its affiliates nor seek to persuade any independent contractor to discontinue his or her relationship with the Company and/or its affiliates.

        11.   Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the Company at the address set forth on its signature page, with a copy to the Parent at JAMDAT Mobile Inc., 3415 S. Sepulveda Boulevard, Suite 700, Los Angeles, CA 90034 USA, Attention: Chief Operating Officer, and to the Executive at the address set forth on his signature page, but each party hereto may change that address by written notice in accordance with this Section 11. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of the date of mailing.

        12.   (a) All disputes ("Claims") between the parties arising from or relating to this Agreement or the Company's appointment of the Executive, whether or not pursuant to this Agreement shall be resolved by binding arbitration as provided in this Section 12. The parties each waive their right to commence an action in any court to resolve any Claim. Neither party shall initiate or prosecute any lawsuit in any way related to any Claim. However, this Section 12 shall not apply to any Claim: (a) for workers compensation or unemployment benefits; or (b) by the Company for injunctive and/or other equitable relief. With respect to matters referred to in clause (b) above, the Company may seek and obtain injunctive relief in court, and then proceed with arbitration under this Agreement.

          (b)   A Claim must be processed in the manner set forth below, otherwise the Claim shall be void and deemed waived even if there is an applicable statute of limitations which would allow more time to pursue the Claim.

            1.     The Claim must initially be raised in writing by the Executive to the Board. The Company shall respond to the Claim within 30 days after the Claim is presented. If the Company fails to respond, it will be deemed a denial of the Executive's Claim.

            2.     If the Executive is not satisfied with the Company's decision, the Executive may present the Claim for resolution by final and binding arbitration. If the Executive desires to proceed to arbitration, the Executive must give written notice to the Board of the Executive's intention to arbitrate within 60 days from either the mailing of the Company's final decision or the expiration of the foregoing 30-day period.

            3.     If the Company desires to initiate arbitration, it must give written notice to the Executive within 60 days after either its mailing to the Executive of notice of its final decision or the expiration of the foregoing 30-day period.

          (c)   The arbitration shall be conducted in accordance with the then-current Commercial Arbitration Rules of The Japan Commercial Arbitration Association before a single arbitrator. The arbitration shall be conducted in the English language and shall take place in Tokyo, Japan.

          (d)   Each party shall have the right to take the deposition of three individuals and any expert witness designated by the other party. Each party also shall have the right to make requests for production of documents to any party. Additional discovery may be had only where the arbitrator so orders, upon a showing of substantial need. All issues related to discovery will be resolved by the arbitrator. The parties waive the provisions of any law that modifies, expands or adds to the discovery and deposition rules set forth in this Section 12(d).

          (e)   The arbitrator will have no authority to: (i) adopt new policies or procedures for the Company; (ii) modify this Agreement or any existing policies, procedures, wages or benefits of the Company; or (iii) hear or decide any matter that was not processed in accordance with this Agreement. The arbitrator shall have exclusive authority to resolve any Claim, including, but not limited to, a dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, or any contention that all or any part of this Agreement is void or voidable. The arbitrator will have the authority to award any form of remedy or damages that would be available in a court; provided that the Executive shall not seek and the arbitrator shall have no authority to award punitive or exemplary damages.

          (f)    The Company and the Executive each shall pay one-half of all reasonable and necessary fees of the arbitrator.

          (g)   To the extent permitted by law, the Executive agrees not to initiate or prosecute against the Company any administrative action (other than an administrative charge of discrimination) in any way related to any Claim covered by this Agreement.

          (h)   The arbitration will be conducted in private, and will not be open to the public or the media. The testimony and other evidence presented, and the results of the arbitration, unless otherwise agreed by both parties, are confidential and shall not be made public or reported by either the Company or the Executive.

          (i)    The arbitrator shall render a written decision and award (the "Award"), which shall set forth the facts and reasons that support the Award. The Award shall be final and binding on the Company and the Executive.

        13.   If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire contract.

        14.   This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the appointment of the Executive by the Company and contains all of the covenants and agreements between the parties with respect to that appointment in any manner whatsoever. Each party hereto acknowledges that no representation, inducement, promise or agreement, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding on either party. Any modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.

        15.   The failure of either party to insist on strict compliance with any of the terms, covenants or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

        16.   If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

        17.   This Agreement shall be governed by and construed in accordance with the laws of Japan.

        18.   If the Executive dies prior to the expiration of the term of his appointment, any sums that may be due him from the Company under this Agreement as of the date of death shall be paid to the Executive's executor's, administrators, heirs, personal representatives, successors and assigns.

        19.   This Agreement may be executed in any number of identical counterparts, by facsimile or otherwise, each of which taken together shall constitute one and the same instrument.

        20.   The provisions of Sections 6(c), 8, 11 through 17, inclusive, and 20 shall survive the termination of this Agreement and the termination of the Executive's appointment by the Company.

[Signature page follows.]

        IN WITNESS WHEREOF, the parties here to have executed this Agreement as of the date first set forth above.

COMPANY:
JAMDAT Mobile (Japan) Inc. a Japanese corporation
		By:	/s/ CRAIG GATARZ Name: Craig Gatarz Title: Director
Address for Notices:
JAMDAT Mobile (Japan) Inc. 4-1-17 Toranomon Minato-ku, Tokyo Japan Facsimile:
EXECUTIVE:
TOSHI IWATA
/s/ TOSHI IWATA Signature
Address for Notices:

Facsimile:
As to the obligations undertaken in Section 6(c) of the Agreement:
PARENT:
JAMDAT Mobile Inc.
By:	/s/ CRAIG GATARZ Craig Gatarz Chief Operating Officer

TERM APPOINTMENT AGREEMENT

EXHIBIT A

See attached

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APPOINTMENT AGREEMENT
EXHIBIT A